SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release, dated as of May 15, 2026 (this "Agreement"), is made by and among FOXO Technologies Inc., a Delaware corporation (the "Company"), and J.H. Darbie & Co., Inc. ("J.H. Darbie").

WHEREAS, on October 9, 2023, the Company entered into the Finder's Fee Agreement, as amended on August 22, 2024 (the "Finder's Agreement"), with J.H. Darbie pursuant to which the Company agreed to pay J.H. Darbie shares of the Company's Class A Common Stock (the "Common Stock") equal to 14% of gross proceeds of an equity/convertible debt financing and 10% of a non-dilutive debt financing to Introduced Parties (as defined in the Finder's Agreement);

WHEREAS, on July 25, 2024, the Company entered into the Advisory Agreement with J.H. Darbie, as amended on November 22, 2024 (the "Advisory Agreement");

WHEREAS, on July 25, 2024, the Company entered into the Private Placement Agreement with J.H. Darbie, as amended on November 7, 2024 and November 22, 2024, respectively (the "Private Placement Agreement," together, with the Finder's Agreement and the Advisory Agreement, the "J.H. Darbie Agreements");

WHEREAS, as of the date of this Agreement, each of the J.H. Darbie Agreements have terminated pursuant to their terms (except for any remaining fee tails);

WHEREAS, pursuant to the J.H. Darbie Agreements, shares of Common Stock were to be issued to J.H. Darbie which have yet to be issued (the "Finder's Shares") and cash fees are owing;

WHEREAS, the Board of Directors of the Company (the "Board") has authorized a series of preferred stock of the Company designated as its Series D Cumulative Convertible Redeemable Preferred Stock, par value $0.0001 per share, of the Company (the "Preferred Stock" or "Series D Preferred Stock"), 10,000 of which are authorized and 4,312 issued as of the date of this Agreement, the terms of which shall be set forth in a Certificate of Designation, Preferences and Rights of Series D Cumulative Convertible Redeemable Preferred Stock, substantially in the form attached hereto as Exhibit A (the "Series D Certificate of Designation"), which Series D Preferred Stock shall be convertible into shares of Common Stock (such shares, the "Conversion Shares"), in accordance with the terms of the Series D Certificate of Designation; and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue to J.H. Darbie, and J.H. Darbie desires to receive from the Company, in full satisfaction of all present and future amounts owing under the J.H. Darbie Agreements, shares of Preferred Stock and the Conversion Shares pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder; and the parties acknowledge and agree that (i) the issuance of such securities constitutes a settlement of bona fide disputes and claims under the J.H. Darbie Agreements, (ii) J.H. Darbie is an accredited investor, and (iii) the exemption under Section 3(a)(9) of the Securities Act is not being relied upon for such issuance.

NOW THEREFORE, in consideration of the promises, mutual covenants and obligations of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Mutual Agreements. The Company and each of J.H. Darbie hereby agree to the following, in full and complete satisfaction of all claims by J.H. Darbie (including the obligation to issue the Finder's

Shares and pay cash fees or the obligation to pay J.H. Darbie any equity or cash fees both presently and in the future) under the J.H. Darbie Agreements in accordance with and subject to the terms of Section 2 below:

(a) Preferred Issuances. No later than one (1) trading day after the date of this Agreement (the "Effective Date"), the Company shall deliver to J.H. Darbie 400 shares of Series D Preferred Stock.

(b) Cash Payment Plan. The Company shall pay J.H. Darbie cash in the aggregate amount of One Hundred Seventy-Five Thousand Dollars ($175,000) (the "Cash Payment") as follows: (i) per the following payment schedule; and (ii) All Cash Payments shall be made by wire transfer of immediately available funds to an account designated in writing by J.H. Darbie. There will be a $1,000 recurring late fee (not interest) for every 30-days each payment is late. Late fee will accrue at 18% per annum, charged monthly.

(c) Payment Schedule:

Payment schedule for payment of $175,000		
Date	**Payment**	**Outstanding balance**
		$ 175,000.00
Before May 31st 2026	$ 25,000.00	$ 150,000.00
Before July 31st 2026	$ 25,000.00	$ 125,000.00
Before August 31st 2026	$ 25,000.00	$ 100,000.00
Before September 30th 2026	$ 25,000.00	$ 75,000.00
Before October 31st 2026	$ 25,000.00	$ 50,000.00
Before November 30th 2026	$ 25,000.00	$ 25,000.00
Before december 31st 2026	$ 25,000.00	$ -

(d) Optional Conversion Upon Default. In the event of a default by the Company under the Cash Payment Plan set forth in Section 1(b) (a "Default"), which shall include, without limitation, (i) the failure to make any Cash Payment when due and such failure continues for ten (10) days after written notice thereof from J.H. Darbie to the Company, or (ii) the occurrence of any other material breach of this Agreement by the Company that is not cured within thirty (30) days after written notice thereof from J.H. Darbie to the Company (each, a "Default Event"), then, at the sole option and election of J.H. Darbie, exercisable in its absolute discretion by delivery of written notice to the Company at any time following such Default Event (the "Conversion Election Notice"), the then-outstanding unpaid balance of the Cash Payment and all unpaid late fees (collectively, the "Debt") shall become convertible debt.

Upon delivery of a Conversion Election Notice, the Debt shall convert into shares of the Company's Class A Common Stock at a conversion price (the "Conversion Price") equal to ninety percent (90%) of the volume-weighted average price ("VWAP") of the Class A Common Stock for the twenty (20) consecutive trading days immediately preceding the date of the Conversion Election Notice (representing a discount rate of 10%). The shares issuable on conversion of the Debt are referred to herein as "Debt Conversion Shares" and together with the Conversion Shares, the "Darbie Conversion Shares," and collectively with the Conversion Shares and Preferred Stock, the "Darbie Shares." The number of Debt Conversion Shares issuable upon conversion shall be determined by dividing the then-outstanding principal

amount of the Debt (including any accrued late fees pursuant to Section 1(b) but excluding any other amounts) by the Conversion Price.

Notwithstanding anything in this Agreement to the contrary, J.H. Darbie shall not be entitled to convert any portion of the Debt in excess of that portion of the Debt upon conversion of which the sum of (1) the number of shares of Class A Common Stock beneficially owned by J.H. Darbie and its affiliates (other than shares of Class A Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debt or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Class A Common Stock issuable upon the conversion of the portion of the Debt with respect to which the determination of this proviso is being made, would result in beneficial ownership by J.H. Darbie and its affiliates of more than 4.99% of the outstanding shares of Class A Common Stock (the "Beneficial Ownership Limitation"). For purposes of the Beneficial Ownership Limitation, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of this paragraph. The Beneficial Ownership Limitation on conversion as set forth in this section may NOT be waived by J.H. Darbie.

Any fractional share resulting from such conversion shall be rounded up to the nearest whole share. Upon conversion, the Debt (and any related obligations under this Agreement with respect thereto) shall be deemed satisfied in full, and J.H. Darbie shall have no further rights to payment of the Debt in cash. The Company shall issue the Debt Conversion Shares to J.H. Darbie within five (5) trading days after receipt of the Conversion Election Notice and shall take all actions necessary to effect such issuance, including updating its stock ledger and causing its transfer agent to issue a certificate or book-entry notation evidencing the shares (free of restrictive legends if eligible under applicable securities laws).

Notwithstanding the foregoing, nothing in this Section 1(d) shall limit J.H. Darbie's rights to pursue any other remedies available under this Agreement or at law or in equity for a breach hereof, including (without limitation) acceleration of the Debt, specific performance, or enforcement of the releases and covenants herein. The convertible debt shall have piggyback registration rights as set forth in Section 14 hereof, even if the debt is aged.

2. Releases.

(a) J.H. Darbie Releases. Except as provided in Section 2(c), as of the Effective Date, J.H. Darbie on behalf of (i) themselves and their respective current and former principals, members, shareholders, directors, managers, officers, employees, agents, representatives, partners, joint venturers, consultants, beneficiaries, heirs, assigns, executors, administrators, trustees, attorneys and advisors, and (ii) each of their respective predecessors, successors, parents, subsidiaries, affiliates, and each of their respective current and former principals, members, shareholders, directors, managers, officers, employees, agents, representatives, partners, joint venturers, consultants, beneficiaries, heirs, assigns, executors, administrators, trustees, attorneys and advisors (the "J.H. Darbie Releasing Parties"), fully and irrevocably releases, settles, acquits and forever discharges (i) the Company and its current and former principals, members, shareholders, directors, managers, officers, employees, agents, representatives, partners, joint venturers, consultants, beneficiaries, heirs, assigns, executors, administrators, trustees, attorneys and advisors, and (ii) each of their respective predecessors, successors, parents, subsidiaries, affiliates and divisions, and each of their respective current and former principals, members, shareholders, directors, managers, officers, employees, agents, representatives, partners, joint venturers, consultants, beneficiaries, heirs, assigns, executors, administrators, trustees, attorneys and advisors (collectively, the "Company Released Parties") to the fullest extent permitted by applicable law from any and all past, present or future claims, counterclaims, complaints, causes of action, suits, losses of every kind, demands, debts or expenses

(including, but not limited to, attorneys' fees and costs actually incurred), liens, contractual obligations, undertakings, warranties, liabilities or damages of whatever nature, at law, in equity, or otherwise, whether known or unknown, suspected or unsuspected, asserted or unasserted, whether for equitable, declaratory, monetary, injunctive or any other type of relief whatsoever that the J.H. Darbie Releasing Parties have, had or may have against the Company Released Parties, arising out of or relating to the J.H. Darbie Agreements ("Darbie Claims"); provided that nothing in this Section 2(a) releases the Company from the Company's obligations contained in this Agreement.

(b) Company Releases. As of the Effective Date, the Company on behalf of (i) themselves and their respective current and former principals, members, shareholders, directors, managers, officers, employees, agents, representatives, partners, joint venturers, consultants, beneficiaries, heirs, assigns, executors, administrators, trustees, attorneys and advisors, and (ii) each of their respective predecessors, successors, parents, subsidiaries, affiliates, and each of their respective current and former principals, members, shareholders, directors, managers, officers, employees, agents, representatives, partners, joint venturers, consultants, beneficiaries, heirs, assigns, executors, administrators, trustees, attorneys and advisors (the "Company Releasing Parties"), fully and irrevocably releases, settles, acquits and forever discharges (i) J.H. Darbie and its current and former principals, members, shareholders, directors, managers, officers, employees, agents, representatives, partners, joint venturers, consultants, beneficiaries, heirs, assigns, executors, administrators, trustees, attorneys and advisors, and (ii) each of their respective predecessors, successors, parents, subsidiaries, affiliates and divisions, and each of their respective current and former principals, members, shareholders, directors, managers, officers, employees, agents, representatives, partners, joint venturers, consultants, beneficiaries, heirs, assigns, executors, administrators, trustees, attorneys and advisors (collectively, the "J.H. Darbie Released Parties") to the fullest extent permitted by applicable law from any and all past, present or future claims, counterclaims, complaints, causes of action, suits, losses of every kind, demands, debts or expenses (including, but not limited to, attorneys' fees and costs actually incurred), liens, contractual obligations, undertakings, warranties, liabilities or damages of whatever nature, at law, in equity, or otherwise, whether known or unknown, suspected or unsuspected, asserted or unasserted, whether for equitable, declaratory, monetary, injunctive or any other type of relief whatsoever that the Company Releasing Parties have, had or may have against the J.H. Darbie Released Parties, arising out of or relating to the J.H. Darbie Agreements ("Company Claims"); provided that nothing in this Section 2(b) releases J.H. Darbie from its obligations contained in this Agreement.

(c) Excluded Claims. Notwithstanding Section 2(a), Darbie Claims do not include, and the Company is not released from any claims arising from, the Company's fraud, misrepresentation, or willful misconduct in connection with the J.H. Darbie Agreements or its related transactions.

(d) The parties understand and agree that the agreement to provide their respective releases in this Section is a material condition of this Agreement, including with respect to J.H. Darbie, the issuance of the Darbie Shares.

(e) The J.H. Darbie Releasing Parties and Company Releasing Parties each represent that they have no suits, claims, complaints or demands of any kind whatsoever currently pending against the Company Released Parties or J.H. Darbie Released Parties, respectively, with any local, state, or federal court or other tribunal, nor are they aware of any facts that would serve as the basis for any civil or administrative proceeding against the Company Released Parties or J.H. Darbie Released Parties, respectively.

3. No Release for Breach of this Agreement. Notwithstanding anything to the contrary in this Agreement, the releases contained in this Agreement do not and are not intended to release any claims that any party hereto may have against any other party hereto for a breach of this Agreement.

4. Covenant Not to Sue. Each party hereto covenants never to institute, participate in, assist or encourage, either directly or indirectly, any suit, action, arbitration or proceeding, at law or in equity, against any of the Company Released Parties or J.H. Darbie Released Parties arising from or related to the claims, counterclaims, complaints, causes of action, suits, losses, demands, debts or expenses (including, but not limited to, attorneys' fees and costs actually incurred), liens, liabilities or damages that are released in this Agreement. Nothing in this paragraph shall limit any such party's right upon any breach of this Agreement to commence an action to enforce its rights under this Agreement.

5. No Admission of Liability. The parties hereto have entered into this Agreement solely for the purposes of settling all amounts owed under the Finder's Agreement as of the date of this Agreement. The execution of this Agreement, nor the effectuation of the terms as set forth herein and therein, shall constitute or be construed in any manner whatsoever as an admission or concession of liability or wrongdoing, or lack of merit of any claims or defenses, on the part of any party hereto. This Agreement, and any other evidence of the terms hereof and thereof, shall not be offered or received in evidence in any action or other proceeding as an admission or concession of liability or wrongdoing, or lack of merit of any claims or defenses, on the part of any party hereto.

6. Ownership of Claims. Each party hereto warrants and represents that it is the sole and lawful owner of all rights, title and interests in and to any claims, counterclaims, complaints, causes of action, suits, losses, demands, debts or expenses (including, but not limited to, attorneys' fees and costs actually incurred), liens, liabilities or damages that are the subject of this Agreement, including without limitation the releases set forth in this Agreement, and that it has not sold, assigned, granted, transferred or hypothecated any right, title or interest in any such claims, counterclaims, complaints, causes of action, suits, losses, demands, debts or expenses (including, but not limited to, attorneys' fees and costs actually incurred), liens, liabilities or damages to any other person or entity.

7. Legends.

(a) The Darbie Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Darbie Shares other than pursuant to an effective registration statement or Rule 144 to the Company or to an Affiliate (as defined in Rule 405 of the Securities Act) of J.H. Darbie or in connection with a pledge as contemplated in Section 7(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred shares of Darbie Shares under the Securities Act.

(b) J.H. Darbie agrees to the imprinting, so long as is required by this Section 7, of a legend on any of the shares of Darbie Shares in the substantially the following form, as applicable:

> "[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE] [HAS][HAS NOT] BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH

APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES."

The Company acknowledges and agrees that J.H. Darbie may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the shares of Darbie Shares to a financial institution that is an "accredited investor" as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, J.H. Darbie may transfer pledged or secured shares of Darbie Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At J.H. Darbie's expense, the Company agrees to execute and deliver such reasonable documentation as a pledgee or secured party of shares of Darbie Shares may reasonably request in connection with a pledge or transfer of any such securities.

(c) Any certificate or book-entry notation evidencing the Darbie Shares shall not contain any legend (including the legend set forth in Section 7(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Darbie Shares pursuant to Rule 144, or (iii) if such Darbie Shares are eligible for sale under Rule 144 without volume or manner-of-sale limitations, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the U.S. Securities and Exchange Commission (the "Commission")). The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent or J.H. Darbie promptly if required by the Company's transfer agent to effect the removal of the legend hereunder, or if requested by J.H. Darbie. If all or any portion of a share of Series D Preferred Stock or the Debt is converted at a time when there is an effective registration statement to cover the resale of the Darbie Conversion Shares, or if the Darbie Shares may be sold under Rule 144 without volume or manner-of-sale limitations, or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Darbie Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 7(c), the Company will, no later than the earlier of (i) one (1) trading day and (ii) the number of trading days comprising the Standard Settlement Period following the delivery by J.H. Darbie to the Company or the Company's transfer agent of a certificate representing Darbie Shares issued with a restrictive legend (such date, the "Legend Removal Date"), deliver or cause to be delivered to J.H. Darbie a certificate, if applicable, representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Company's transfer agent that enlarge the restrictions on transfer set forth in this Section 7. Certificates or book entries for Darbie Shares subject to legend removal hereunder shall be transmitted by the Company's transfer agent to J.H. Darbie by crediting the account of J.H. Darbie's prime broker with the Depository Trust Company System as directed by J.H. Darbie. "Standard Settlement Period" means the standard settlement period, expressed in a number of trading days, on the Company's primary trading market with respect to the Common Stock as in effect on the date of delivery of a certificate, if applicable, representing Darbie Shares issued with a restrictive legend.

8. Representations and Warranties of J.H. Darbie. J.H. Darbie hereby represents and warrants as of the date hereof and as of the Effective Date to the Company the following:

(a) The offering of the Darbie Shares is being made only through direct, personal contact between J.H. Darbie and a representative of the Company. J.H. Darbie is not being issued the Darbie Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting.

(b) J.H. Darbie is an "accredited investor," as defined in Rule 501(a) of Regulation D.

(c) J.H. Darbie has been advised that the Darbie Shares have not been registered with the Commission under the Securities Act, or with any state securities regulatory agency, and understand that the Darbie Shares are being offered and will be offered in reliance upon certain exemptions from registration under applicable state and federal securities statutes and regulations.

(d) J.H. Darbie has had an opportunity to ask questions of, and receive answers to those questions from officers and employees of the Company, concerning the business of the Company and an investment in the Darbie Shares, including the rights, preferences and limitations set forth in Exhibit A, and that all such questions have been answered to J.H. Darbie's full satisfaction.

(e) J.H. Darbie has been advised that an investment in the Darbie Shares will involve a high degree of risk and that there are no assurances that J.H. Darbie will recover its investment or receive any return on its investment at any time. J.H. Darbie has been advised that it must be prepared to bear the economic risks of such an investment for an indefinite period because: (1) the Darbie Shares are not registered under applicable securities statutes, and the Company does not intend that they be registered; and (2) the Darbie Shares will be subject to substantial restrictions on transfer.

(f) J.H. Darbie has all requisite authority to enter into this Agreement and to perform all of the obligations required to be performed by the undersigned as a purchaser of the Darbie Shares.

(g) No representations or warranties have been made to J.H. Darbie by the Company or its agents as to the tax consequences of the issuance of the Darbie Shares, or as to any profits, losses or cash flow which may be received or sustained as a result of this transaction.

(h) J.H. Darbie has knowledge and experience in financial and business matters and am capable of evaluating the merits and risks of an investment in the Company, and is able to bear the economic risks of my purchase, and, furthermore, J.H. Darbie has had the opportunity to consult with its own attorney, accountant and/or purchaser representative regarding the transaction contemplated herein.

9. Governing Law and Venue. This Agreement shall be construed under and governed by the laws of the State of New York, without regard to choice-of-law principles. Any suit, action, or proceeding between the parties hereto arising out of or related to this Agreement must be brought exclusively in the federal or state courts located in New York City, New York, and each of the parties hereto hereby submit to the personal jurisdiction thereof and agree to such courts as the appropriate venue, and expressly waive any objection to such jurisdiction or venue based on the doctrine of *forum non conveniens*. Each party hereto irrevocably waives personal service of process and consents to being served in any suit, action or proceeding to enforce this Agreement in the manner set forth in Section 23 of this Agreement (including email delivery as set forth therein).

10. No Waiver. Any failure by a party hereto to pursue any breach of any provision of this Agreement shall not constitute a waiver of that provision, or any other provision, of this Agreement. The failure of a party hereto to insist upon the strict performance of any term or condition in this Agreement shall not be considered a waiver or relinquishment of further compliance therewith.

11. Entire Agreement; Amendments. This Agreement and the Series D Certificate of Designation (collectively, the "Transaction Documents") contain the entire agreement between the parties hereto concerning the subject matter hereof and supersede all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto. In entering this Agreement, no party hereto has relied upon any representation or warranty of any other party hereto that is not included in this Agreement.

12. Disclosure. On or before four (4) trading days following the execution of this Agreement, the Company shall file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder.

13. Listing of Securities. While the shares of Series D Preferred Stock are owned by J.H. Darbie, or while the Debt is outstanding, the Company shall maintain the listing or quotation of the Common Stock on OTC Markets (or any other national exchange on which the Common Stock is listed or quoted). The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

14. Registration Rights.

(a) Piggyback Registration. If at any time during the period commencing on the Effective Date and ending on the date that all Darbie Shares have been sold without restriction or limitation pursuant to Rule 144, the Company proposes to file a registration statement under the Securities Act with respect to an offering of Class A Common Stock, or securities or other obligations exercisable or exchangeable for, or convertible into, Class A Common Stock, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company), other than a registration statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company's existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company, or (iv) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to J.H. Darbie as soon as practicable (but in no event less than thirty (30) days before the anticipated filing date), and such notice shall offer J.H. Darbie the opportunity to register the sale of such number of Darbie Conversion Shares as J.H. Darbie may request in writing within five (5) days after receipt of such written notice (a "Piggyback Registration"). The Company shall use its best efforts to cause such Darbie Conversion Shares to be included in such registration and to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Darbie Conversion Shares requested to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included therein. The Company will not be deemed to have failed to use its best efforts in connection with the foregoing if it does not include the Darbie Conversion Shares in the registration because doing so would violate applicable laws or cause a material harm to the Company.

(b) Reduction of Offering. If the managing underwriter or underwriters for a Piggyback Registration that is to be an underwritten offering advises the Company in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than J.H. Darbie, the Darbie Conversion Shares as to which registration has been requested under this Section 14, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggyback registration rights of other shareholders of the Company, exceeds the maximum dollar amount or maximum number of shares that can be sold in

such offering without materially adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the "Maximum Number of Shares"), then the Company shall include in such registration: (i) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Darbie Conversion Shares as to which registration has been requested pursuant to this Section 14, pro rata among J.H. Darbie and other holders of piggyback registration rights on the basis of the number of shares for which registration has been requested, that can be sold without exceeding the Maximum Number of Shares; and (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of other persons that can be sold without exceeding the Maximum Number of Shares.

(c) Registration Procedures. In connection with any Piggyback Registration, the Company shall use commercially reasonable efforts to: (i) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; and (ii) keep such registration statement effective for a period of not less than one hundred twenty (120) days or such shorter period that will terminate when all Darbie Conversion Shares covered by such registration statement have been sold.

(d) Expenses. All expenses incurred in connection with a Piggyback Registration, including without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, shall be borne by the Company. J.H. Darbie shall pay all fees and disbursements of its own counsel.

15. No Oral Modification. This Agreement may not be amended, modified or terminated, except by a written instrument signed by each of the parties hereto.

16. Saving Clause and Severability. If any provision of this Agreement is held to be invalid or unenforceable by any judicial or other competent authority, all other provisions of this Agreement will remain in full force and effect and will not in any way be impaired, provided that no party hereto is deprived of the material benefits of this Agreement. If owing to the invalidity or unenforceability of any provision of this Agreement any party hereto is deprived of the material benefits of this Agreement, the parties hereto shall substitute for the invalid or unenforceable provision, a provision that will allow such party or parties to enjoy such material benefits.

17. Binding Effect. This Agreement shall inure to the benefit of the parties hereto and their respective current and former principals, members, shareholders, directors, managers, officers, employees, agents, representatives, partners, joint venturers, consultants, beneficiaries, heirs, assigns, executors, administrators, trustees, attorneys and advisors and shall be binding upon each of the parties hereto and each of their permitted assigns, successors, heirs, and representatives.

18. Authority to Enter Into and Understanding of Agreement. Each party hereto represents and warrants as respects itself that: (i) the individual executing this Agreement on its behalf is duly authorized to do so; (ii) such party is entering this Agreement of its own free will, free of any duress, undue influence or compulsion by any person or entity, and has the full authority and capacity necessary to do so; (iii) such party is represented by counsel of its own choosing in connection with this Agreement; and (iv) such party has read this Agreement and understands all of the terms hereof.

19. Agreement Jointly Drafted. Each of the parties hereto agree that each and every provision of the Agreement shall be deemed to have been simultaneously drafted by each of the parties hereto, and no laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to the interpretation or enforcement of any of the Transaction Documents.

20. Non-Inducement. Each of the parties warrants that no promise or inducement has been made or offered, except as set forth herein, and that this Agreement is executed voluntarily to dispose of all claims identified in this Agreement, without reliance upon any statement or representation by any attorney, agent or other representative acting on behalf of any of the parties hereto.

21. Attorneys' Fees and Costs; Taxes. Each party hereto shall bear its own attorneys' fees and costs arising out of or related to the Transaction Documents and the claims released herein, and no further claim shall be made therefore. Each of the parties hereto shall be responsible for payment of its own taxes in connection with consideration received in connection with this Agreement.

22. No Third-Party Beneficiaries. The provisions of this Agreement are for the sole benefit of the parties hereto and their respective successors and permitted assigns, and they will not be construed as conferring any rights (including, without limitation, any third-party beneficiary rights) to any other person or entity.

23. Notice. All notices, requests, and demands to or upon a party hereto shall be in writing and sent by email and overnight courier as follows (or to such other address or email as such party may from time to time direct):

If to the Company:

FOXO Technologies Inc.
477 South Rosemary Avenue
Suite 224
West Palm Beach, FL, 33401
Attn: Seamus Lagan, Chief Executive Officer
Email: slagan@foxotechnologies.com

With an electronic copy (which shall not constitute notice) to:

Business Legal Advisors, LLC
Attn: Brian Higley, Esq.
Email: brian@businesslegaladvisor.com

If to J.H. Darbie:

J.H. Darbie & Co, Inc.
48 Wall Street, Ste 1206
New York, NY 10005
Attn: Erik Anderson
Email: eanderson@jhdarbie.com

24. Further Assurances. Each of the parties hereto agree to execute and deliver such further instruments, and to take such further actions, as may be reasonably necessary or proper to effectuate and carry the purposes of this Agreement.

25. No Assignment. This Agreement may not be assigned, conveyed or otherwise transferred, in whole or in part, by any party hereto (other than by the operation of law in connection with a merger or sale) without express written consent of the other non-assigning parties.

26. Counterparts. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic, emailed, imaged and facsimiled copies of such signed counterparts may be used in lieu of the originals for any purpose.

27. Headings. The headings of the paragraphs of this Agreement have been inserted for reference only and are not part of this Agreement and are not to be used in any way in the construction or interpretation hereof.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date and year first above written.

FOXO Technologies Inc.

By: ______________________________
Name: Seamus Lagan
Title: Chief Executive Officer

J.H. Darbie & Co, Inc.

By: ______________________________
Name: Robert Rabinowitz
Title: CEO

EXHIBIT A

Series D Certificate of Designation

(See Attached)